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                                                                   EXHIBIT 10.09

                  FORM OF SECURED FULL RECOURSE PROMISSORY NOTE

San Jose, California                                       Date: 31 August, 2000

Reference is made to that certain Limited Liability Company Agreement (the "LLC AGREEMENT") dated ______, 2000 for Glouple Ventures 2000 - II, a Delaware limited liability company (the "COMPANY") among the undersigned (the "BORROWER"), Flextronics International NV, a Netherlands Antilles company (the "LENDER") and the other members of the Company. This Secured Full Recourse Promissory Note (the "NOTE") is being tendered by Borrower to the Lender in connection with certain loans that the Lender may in the future make to the Borrower to finance capital contributions by the Borrower to the Company pursuant to the LLC Agreement.

      1. OBLIGATION. The Lender is making a loan to the Borrower to enable the Borrower to acquire a membership interest in the Company (the "MEMBERSHIP Interest"), and may from time to time make additional loans to the Borrower to enable the Borrower to fund additional capital contributions to the Company required to be made by Borrower pursuant to the LLC Agreement. All such loans are herein collectively referred to as the "LOANS." The proceeds of such Loans may be disbursed by Lender directly to the Company on the Borrower's behalf. Borrower hereby promises to pay to the order of the Lender on or before August 15, 2010 at the Lender's place of business located at Landhuis Joonchi, Kaya Richard J. Beaujon z/n, P.O. Box 837, Curacao, Netherlands Antilles, or at such other place as the Lender may direct, the aggregate outstanding principal balance of all Loans, together with interest compounded annually on the unpaid principal at the rate of seven percent (7%) (which rate shall be no less than equal to the minimum rate applicable on the date the Loan in question is made as determined in accordance with Section ss.1274(D) of the Internal Revenue Code of 1986, as amended from time to time (the "CODE"); provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. All payments hereunder shall be made in lawful tender of the United States. Borrower hereby authorizes Lender to record on the schedule annexed to this Note the date and amount of each Loan, the applicable interest rate and the date and amount of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of Lender to make any such notation shall not affect Borrower's obligations hereunder.

      2. SECURITY. Performance of Borrower's obligations under this Note is secured by a security interest in and to all right, title and interest of Borrower in the outstanding limited liability company interest in the Company now or hereafter owned by Borrower and certain rights related thereto as more fully described in a Pledge Agreement, dated as of ____, 2000, between Borrower and Lender (the "PLEDGE AGREEMENT").

      3. EVENTS OF DEFAULT. Borrower will be deemed to be in default under this Note upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"): (i) upon Borrower's failure to make any payment when due under this Note which failure shall continue for a period of thirty (30) days after such due date; (ii) Borrower is no longer employed by the Lender or by a subsidiary of Lender for any reason; (iii) the failure of any representation or warranty in the Pledge Agreement to have been true, the failure of Borrower to perform any

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obligation under the Pledge Agreement, or upon any other material breach by the
Borrower of the Pledge Agreement; (iv) any voluntary or involuntary transfer of any of the membership interests in the company which is not in compliance with the LLC Agreement or; (v) upon the filing regarding the Borrower of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or any similar law of any jurisdiction outside of the United States, or the initiation of any proceeding under applicable law for the general relief of debtors; or (vi) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property.

      4. ACCELERATION; REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, at the option of the Lender, all principal and other amounts owed under this Note shall become immediately due and payable without notice or demand on the part of the Lender, and the Lender will have, in addition to its rights and remedies under this Note and the Pledge Agreement, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to it.

      5. PREPAYMENT. Prepayment of principal, interest and/or other amounts owed under this Note may be made at any time without penalty. In addition, if at any time the Borrower otherwise would be entitled to receive any cash distributions from the Company, the Borrower will apply the entire amount of such cash distribution as a prepayment of principal (together with then-accrued interest thereon) and/or other amounts owed under this Note, and Borrower hereby authorizes and directs the Company to pay over to the Lender, on behalf of the Borrower, any cash that otherwise would be distributed to the Borrower, to be applied to such prepayment, to the extent that the amount of such distribution is less than or equal to the outstanding principal and accrued interest on, and other amounts owed under, this Note. Unless otherwise agreed in writing by the Lender, each payment will be applied to the extent of available funds from such payment in the following order: (i) first to the accrued and unpaid costs and expenses under the Note or the Pledge Agreement, (ii) then to accrued but unpaid interest on the principal to be prepaid, and (iii) lastly to the outstanding principal.

      6. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. The validity of this Note, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this agreement and the other loan documents shall be tried and litigated only in the state and federal courts located in the County of Santa Clara, State of California or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Each of Lender and Borrower waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 6. Lender and Borrower hereby waive their respective rights to a jury trial on any claim or cause of action based upon or arising out of this document or any of the transactions contemplated hereby, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each of Lender and Borrower represents that it has reviewed this waiver and each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, a copy of this agreement may be filed as a written consent to a trial by the court. Borrower hereby waives presentment, notice of non-payment, notice of

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dishonor, protest, demand and diligence.

      7. ATTORNEYS' FEES. If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

      IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

                                        BORROWER:


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                                        Borrower's Signature


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                                        Borrower's Name [type or print]


                                        LENDER:

                                        FLEXTRONICS INTERNATIONAL NV



                                        By:
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                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

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